THIS THIRD SUPPLEMENTAL AGREEMENT is dated 15th February, 2002 between:

(1) DUNLOP STANDARD AEROSPACE GROUP LIMITED (registered no. 3573726) an English company with its registered office at Holbrook Lane, Coventry, CV6 4AA (the "Company");

(2)      THE OBLIGORS listed in Schedule 1;

(3) THE FUJI BANK, LIMITED as arranger of the Facilities (in this capacity the "Arranger");

(4) THE FUJI BANK, LIMITED as agent for the Lenders set out in Schedule 2 (in this capacity the "Facility Agent");

(5) THE FUJI BANK, LIMITED as security agent and trustee for the Lenders (in this capacity the "Security Agent"); and

(6) THE FUJI BANK, LIMITED as syndication manager (in this capacity the "Syndication Agent").

WHEREAS:

(A) This Third Supplemental Agreement is supplemental to a credit agreement dated 31st July, 1998 (as supplemented and amended by a Supplemental Credit Agreement dated 28th September, 1998 and a Second Supplemental Agreement dated 7th May, 1999, the "Original Credit Agreement") made between, inter alia, the Parent, the Arranger, the Original Lenders and The Fuji Bank, Limited as Facility Agent and Security Agent pursuant to which the Lenders agreed to make available to the Borrowers certain term loan facilities, capital expenditure facilities and revolving credit facilities.

(B)      The Company has requested certain amendments to the Senior Finance
         Documents.

(C) The parties to this Third Supplemental Agreement have agreed to supplement and amend the Original Credit Agreement on the terms set out below.

IT IS AGREED as follows:

1.       INTERPRETATION

(a) Capitalised terms not otherwise defined in this Third Supplemental Agreement have the meanings given to them in the Original Credit Agreement, unless the context otherwise requires.

(b) Terms defined in the Recitals hereto have the same meaning when used in this Third Supplemental Agreement.

(c) Clause 1.2 of the Original Credit Agreement is deemed to be set out in full in this Third Supplemental Agreement but as if references to the Original Credit Agreement are references to this Third Supplemental Agreement.

2.       AMENDMENTS TO THE ORIGINAL CREDIT AGREEMENT

(a) The parties to this Third Supplemental Agreement hereby agree for themselves and for their successors, transferees and assigns pursuant to the Original Credit Agreement that, subject to paragraph (b) below, upon the Facility Agent confirming to the Company its satisfaction of the conditions set out in Schedule 3 hereto, the Original Credit Agreement shall be supplemented and amended by this Third Supplemental Agreement as follows:

         (i) Clause 1.1 (Definitions) of the Original Credit Agreement shall be amended such that:

                  (A)      the following definition will be inserted in Clause
                           1.1 (Definitions):

                           "CF 34 Project" means the business to be conducted by the Group in connection with the maintenance, repair and overhaul service agreement for General Electric CF 34 engines dated 10th September, 2001; and

                  (B) the references to "31st January, 2000" and "31st January, 2001" in the definition of "Investors Capex Contribution Amount" will be deleted and replaced by "30th September, 2002" and "30th June, 2003" respectively;

                  (C)      the definition of "Margin" will be deleted and
                           replaced by:

                          "Margin" means:

                           (a) in respect of any Tranche A Advance or Tranche D Utilisation, two per cent (2.00%) per annum, save as adjusted pursuant to Clause 10.4;

                           (b) in respect of any Tranche B Advance, two point five per cent (2.50%) per annum; and

                           (c) in respect of any Tranche C Advance or Tranche E Utilisation, two point seven five per cent (2.75%) per annum.

         (ii) Clause 3 (c) (Purpose) of the Original Credit Agreement shall be amended by the addition of the words "incurred in connection with the CF 34 Project" after the words "Capital Expenditure";

         (iii) the words "the Margin shall be one point six two five per cent." to "one per cent (1.00%) per annum" (inclusive) in Clause 10.4 (Margin Adjustment) shall be deleted and replaced by:

                  "the Margin shall be one point eight seven five per cent. (1.875%) per annum, if the test in sub-paragraph (II) above is met the Margin shall be one point six two five per cent (1.625%) per annum and if the test in sub-paragraph (III) above is met the Margin shall be one point two five per cent (1.25%) per annum", and the words "one point seven five zero per cent (1.750%) per annum" in paragraph (B) of that Clause will be deleted and replaced by "two per cent (2.00%) per annum";

         (iv) The "." at the end of paragraph (xii) of the definition of "Consolidated Cash Flow" in Clause 22.1 (a) (Definitions) with be replaced by a ";" and a new paragraph (xiii) will be added to that Clause as follows:

                  "plus the amount of any loan drawn down during that period by a member of the Group, from a governmental institution to fund Capital Expenditures by a member of the Group";

         (v) the table set out in Clause 22.2 (a) (Consolidated EBIT to Consolidated Net Interest Payable) will be amended so that the values set out in Column Y of that table opposite the dates set out below will be as set out below opposite those dates:


                            Dates                                      Y
                  31st December, 2001                                 1.55
                  31st March, 2002                                    1.55
                  30th June, 2002                                     1.60
                  30th September, 2002                                1.65
                  31st December, 2002                                 1.70
                  31st March, 2003                                    1.75
                  30th June, 2003                                     1.80
                  30th September, 2003                                1.80
                  31st December, 2003                                 1.85
                  31st March, 2004                                    1.90
                  30th June, 2004                                     1.90
                  30th September, 2004                                2.00
                  31st December, 2004                                 2.00
                  31st March, 2005                                    2.05
                  30th June, 2005                                     2.05
                  30th September, 2005                                2.15
                  31st December, 2005                                 2.15
                  31st March, 2006                                    2.15
                  30th June, 2006                                     2.15
                  30th September, 2006                                2.15
                  31st December, 2006                                 2.20
                  31st March, 2007                                    2.20
                  30th June, 2007                                     2.20
                  30th September, 2007                                2.20

         (vi) the table set out in Clause 22.2 (c) (Total Net Debt to Consolidated Net Worth) will be amended so that the values set out in column B of that table opposite the dates set out below will be as set out below opposite those dates:

                            Dates                                             B
                  31st December, 2001                                 2.45
                  30th June, 2002                                     1.90
                  31st December, 2002                                 1.90
                  30th June, 2003                                     1.65
                  31st December, 2003                                 1.60
                  30th June, 2004                                     1.60
                  31st December, 2004                                 1.55
                  30th June, 2005                                     1.55
                  31st December, 2005                                 1.55
                  30th June, 2006                                     1.50
                  31st December, 2006                                 1.50
                  30th June, 2007                                     1.50

         (vii) the table set out in Clause 22.2 (d) (Total Net Senior Debt to Consolidated EBITDA) will be amended so that the values set out in column Y of that table opposite the dates set out below will be as set out below opposite those dates:

                          Dates                                              Y
                  31st December, 2001                                 3.65
                  30th June, 2002                                     3.00
                  31st December, 2002                                 3.00
                  30th June, 2003                                     2.60
                  31st December, 2003                                 2.60
                  30th June, 2004                                     2.55
                  31st December, 2004                                 2.55
                  30th June, 2005                                     2.55
                  31st December, 2005                                 2.50
                  30th June, 2006                                     2.50
                  31st December, 2006                                 2.45
                  30th June, 2007                                     2.45

         (viii) the table set out in Clause 22.3 (a) (Capital Expenditure) will be amended so that the values set out in column (2) of that table opposite the dates set out below will be as set out below opposite those dates:

                            (1)                                        (2)
                  Accounting Dates                          Capital Expenditure
                  31st December, 2001                             29,800,000
                  31st December, 2002                             41,200,000
                  31st December, 2003                             25,300,000
                  31st December, 2004                             25,700,000
                  31st December, 2005                             28,400,000
                  31st December, 2006                             26,500,000
                  31st December, 2007                             27,500,000
                  ; and


         (ix) the "." at the end of paragraphs "(t)(iii)" and "(y)" of Clause 23.1 (Events of Default) shall be deleted and replaced by "; or" and a new paragraph (z) will be added to that Clause as follows:

                  "(z) Investors Capex Contributions": any Investors Capex Contribution Amount is not invested in the Company by the relevant date referred to the definition of that term in Clause 1.1 (Definitions)."

(b) The cancellation referred to in Clause 6 and the amendments to the Original Credit Agreement set out in this Clause 2 shall not come into effect and shall be automatically cancelled or revoked unless the Facility Agent has confirmed to the Company and the Lenders that all the conditions set out in Schedule 3 have been satisfied before close of business in London on 28th February, 2002.

3.       REPRESENTATIONS AND WARRANTIES

         Each Obligor represents and warrants to the Agents and each Lender that on the date hereof and on the date on which the Original Credit Agreement is amended as set out in Clause 2:

         (a) Powers and authority: It has the power to enter into and has taken all necessary action to authorise the entry into and delivery of, this Third Supplemental Agreement and the transactions contemplated by this Third Supplemental Agreement (including, without limitation, under the Original Credit Agreement as supplemented and amended by this Third Supplemental Agreement).

         (b) Legal Validity: Subject to the Reservations, this Third Supplemental Agreement constitutes, and the Original Credit Agreement when supplemented and amended by this Third Supplemental Agreement will constitute, its legal, valid and binding obligation.

         (c) Non-conflict: The entry into and performance by it of, and the transactions contemplated by, this Third Supplemental Agreement and the Original Credit Agreement (as supplemented and amended by this Third Supplemental Agreement) do not and will not:

                  (i) conflict in any material respect with any law or regulation or any official or judicial order applicable to it; or

                  (ii)     conflict with its constitutional documents; or

                  (iii) conflict in any respect with, or entitle any third party to terminate, any agreement or document which is binding upon it, any other member of the Group or any asset of any member of the Group in a manner or to an extent which might have a Material Adverse Effect or would be reasonably likely to have a material adverse effect on the business assets or financial condition of the Company, any Borrower or any Material Group Subsidiary or in a manner or to an extent which could result in any liability on the part of any Finance Party to any third party.

         (d)      Authorisations:

(i) All authorisations required by any Obligor in connection with the entry into, performance, validity and enforceability of, and the transactions contemplated by this Third Supplemental Agreement (including, without limitation, under the Original Credit Agreement) have been obtained or effected (as appropriate) and are in full force and effect.

(ii) The Obligors' Agent has been duly authorised by each of the other Obligors to execute this Third Supplemental Agreement on their behalf.

4.       INCORPORATION

(a) This Third Supplemental Agreement is a Senior Finance Document for the purposes of the Original Credit Agreement and the other Senior Finance Documents.

(b) This Third Supplemental Agreement shall, from the date of this Third Supplemental Agreement, be deemed to be incorporated as part of the Original Credit Agreement.

(c) Except as otherwise expressly provided in this Third Supplemental Agreement, the Senior Finance Documents remain in full force and effect.

5.       GUARANTEES AND SECURITY

         Each Guarantor consents to the amendments to the Original Credit Agreement as set out in Clause 2 of this Third Supplemental Agreement and:

         (a) confirms and agrees that its guarantee of the obligations and liabilities of the other Obligors under the Senior Finance Documents remains in full force and effect and will remain in full force and effect; and

         (b) confirms that the charges and security interests created under the Security Documents continue in full force and effect.

6.       CANCELLATION OF TRANCHE E COMMITMENTS

(a) Subject to Clause 2(b), the Tranche E Commitments of each lender will as from the date of this Third Supplemental Agreement be reduced and cancelled by a pro rata amount such that following that reduction and cancellation the aggregate of the Tranche E Commitment is (pound)49,100,000.

(b) No Borrower may deliver a request for utilisation of the Tranche E Facility on or after the date of this Third Supplemental Agreement until the condition set out in Clause 2 (b) has been satisfied.

7.       MISCELLANEOUS

(a) The provisions of Clauses 26 (Expenses), 29 (Amendments and Waivers), 36 (Notices) and 37 (Jurisdiction) of the Original Credit Agreement shall apply to this Third Supplemental Agreement as though they were set out in this Third Supplemental Agreement in full, but as if references in those Clauses to the Original Credit Agreement were references to or included this Third Supplemental Agreement.

(b) Unless expressly provided to the contrary in this Third Supplemental Agreement, a person who is not a party to this Third Supplemental Agreement may not enforce or enjoy the benefit of any of its terms under the Contracts (Rights of Third Parties) Act 1999.

8.       COUNTERPARTS

         This Third Supplemental Agreement may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Third Supplemental Agreement.

9.       GOVERNING LAW

         This Third Supplemental Agreement is governed by English law.

This Third Supplemental Agreement has been entered into on the date stated at the beginning of this Third Supplemental Agreement.

                                  SCHEDULE 1


The Obligors (other than the Company)

Dunlop Standard Aerospace (UK) Limited

Serck Aviation Limited

Dunlop Standard Aerospace Overseas Limited

Dunlop Standard Aerospace (US) Inc.

Dunlop Standard Aerospace Holdings plc (previously known as Dunlop Standard Aerospace Holdings Limited)

Standard Aero Limited

Dunlop Aviation Canada Inc.

Dunlop Aviation North America Inc.

Standard Aero Inc.

Stewart Warner South Wind Corporation

Standard Aero (Alliance) Inc.

Dunlop Holdings Limited

Dunlop Limited

Dunlop Aerospace Limited

                                  SCHEDULE 2

                                    Lenders


The Fuji Bank, Limited

The Bank of Nova Scotia

The Royal Bank of Scotland plc

The Governor and Company of the Bank of Scotland

Dresdner Bank AG London Branch

The Industrial Bank of Japan Limited

ABN AMRO Bank N.V.

General Electric Corporation

Sanwa International Plc

Sumitomo Mitsui Banking Corporation

PPM UK Limited

UBS AG

Abbey National Treasury Services

Lloyds TSB Bank plc

                                  SCHEDULE 3

                             Conditions Precedent

1. Receipt by the Facility Agent (in form and substance satisfactory to it) of each of the following:

         (a) a certified copy of a resolution of the board of directors of the
Company:

                  (i) approving the terms of, and the transactions contemplated by, the Third Supplemental Agreement and the Original Credit Agreement as supplemented and amended by the Third Supplemental Agreement;

                  (ii) noting that it has due authority, pursuant to Clause 2.4 (Obligors' Agent) of the Original Credit Agreement, from each other Obligor to execute the Third Supplemental Agreement as Obligors' Agent on its behalf; and

                  (iii) authorising specified persons to execute the Third Supplemental Agreement and the Assignment (as defined below);

         (b) a certificate from the Obligors' Agent confirming that there has been no change to the constitutional documents of the Obligors from those previously delivered to the Facility Agent or, if there has been any such change, specifying the changes together with a copy of the articles of association of the Company;

         (c) a certificate signed by two directors of the Company confirming that there is then no outstanding Default;

         (d) a legal opinion of Allen & Overy, English legal advisers to the Lenders;

         (e) an undertaking (the "Undertaking") made by the limited partnerships together constituting the Doughty Hanson Fund III (the "Limited Partnerships") in favour of the Company to subscribe for Preference Shares in the capital of the Company in an amount of (pound)5,000,000 on or before each of 30th September, 2002 and 30th June, 2003 or, if earlier, in full on the occurrence of an Event of Default together with an assignment of the benefit of the Undertaking by the Company to the Security Agent (the "Assignment") and acknowledgements of the notices of the Assignment duly executed by each Limited Partnership;

         (f)      a legal opinion of Lovells regarding the Undertaking; and

         (g) a duly executed fees letter in connection with this Third Supplemental Agreement.

2. The Facility Agent has received the fees set out in the fees letter referred to in paragraph 1.(g) above.

                SIGNATORIES TO THE THIRD SUPPLEMENTAL AGREEMENT


Company

DUNLOP STANDARD AEROSPACE GROUP LIMITED

By:      KEN TERRY


The Obligors' Agent (on behalf of each Obligor other than the Company)

DUNLOP STANDARD AEROSPACE GROUP LIMITED (as Obligors' Agent)

By:      DAVID UNRUH
         KEN TERRY

Arranger

THE FUJI BANK, LIMITED

By:      JAMES FORSTER


Facility Agent (for and on behalf of itself and the other Lenders)

THE FUJI BANK, LIMITED

By:      JAMES FORSTER


Security Agent

THE FUJI BANK, LIMITED

By:      JAMES FORSTER


Syndication Agent

THE FUJI BANK, LIMITED

By:      JAMES FORSTER

                                                              CONFORMED COPY


                              THIRD SUPPLEMENTAL
                                   AGREEMENT



                           DATED 15th February, 2002



                                    Between



                    DUNLOP STANDARD AEROSPACE GROUP LIMITED
        and certain of its Subsidiaries as Borrowers and/or Guarantors

                            THE FUJI BANK, LIMITED
                                  as Arranger

                                  THE LENDERS

                            THE FUJI BANK, LIMITED
                     as Facility Agent and Security Agent

                                      and

                            THE FUJI BANK, LIMITED
                             as Syndication Agent

                  ___________________________________________

                     relating to a Credit Agreement dated
                      31st July, 1998 as supplemented and
                       amended by a Supplemental Credit
                     Agreement dated 28th September, 1998
                      and a Second Supplemental Agreement
                              dated 7th May, 1999
                 _____________________________________________





                                ALLEN & OVERY
                                    London

                                   CONTENTS

Clause                                                                    Page

1.       Interpretation.....................................................1
2.       Amendments to the Original Credit Agreement........................2
3.       Representations and Warranties.....................................5
4.       Incorporation......................................................6
5.       Guarantees and Security............................................6
6.       Cancellation of Tranche E Commitments..............................7
7.       Miscellaneous......................................................7
8.       Counterparts.......................................................7
9.       Governing Law......................................................7


Schedules

Schedule 1 - The Obligors...................................................8
Schedule 2 - Lenders........................................................9
Schedule 3 - Conditions Precedent..........................................10

Signatories................................................................11